Exhibit 99.1

RYMAN HOSPITALITY PROPERTIES, INC. AGREES TO INCREASE OWNERSHIP IN

GAYLORD ROCKIES JOINT VENTURE FROM 35% TO APPROXIMATELY 62.3%

NASHVILLE, Tenn. – (Sept. 14, 2018) – Ryman Hospitality Properties, Inc. (NYSE: RHP) announced today that it has agreed to a transaction that will increase its ownership stake in the joint venture that owns Gaylord Rockies Resort and Convention Center, a 1,500-room hotel and convention center development under construction in Aurora, Colorado. The development is expected to open in the fourth quarter of 2018. The Company will pay funds managed by affiliates of Ares Management L.P. (NYSE: ARES) and its affiliates approximately $242 million in cash in exchange for an approximately 27.3 percent interest in the joint venture entity. The transaction is subject to certain closing conditions, including joint venture lender consent, and is expected to close by the end of 2018. The Company’s equity ownership in the Gaylord Rockies development will increase to approximately 62.3 percent, as compared to its previous 35 percent interest. The Company has sufficient cash on hand and availability under its existing credit facilities to finance the cash purchase price.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “We are pleased to have the opportunity to increase our ownership in the Gaylord Rockies development as the project is nearing completion. This investment reinforces our confidence in the unique strengths of our group-centric hotel model and provides an efficient means to increase our share of the group market as we introduce the Gaylord Hotels brand to new association and corporate customers from this important region of the country.”

Upon the transaction closing, the Company will become the majority owner and the managing member of the Gaylord Rockies property, and RIDA Development will be the co-managing member responsible for designated development projects at Gaylord Rockies as well as ongoing government relations. As a result, rather than reporting pro-rata income from the joint venture as an equity method investment, the Company expects to fully consolidate results for Gaylord Rockies and include the property within its Hospitality segment. The Company expects to consolidate the joint venture’s balance sheet, including its outstanding debt that is projected to be approximately $540 million at the time the transaction is expected to close. The Company’s financial statements would also reflect the interests held by the minority investors in the project.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the consummation of the proposed transaction, the anticipated opening of the Gaylord Rockies Resort and Convention Center, and the Company’s future consolidation of the results of operations and debt of the Gaylord Rockies Resort and Convention Center joint venture. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include risks and uncertainties associated with proposed transaction including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the proposed transaction; the Company’s ability to utilize its existing borrowing capacity under the Company’s credit facility; the possibility of the non-consummation of the proposed transaction; certain conditions to closing, including obtaining any joint venture lender consent and finalization of joint venture agreements and the possibility that such conditions to closing may not be met; and transaction costs which have been and may continue to be incurred related to the proposed transaction. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry

(opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; Ole Red, a country lifestyle and entertainment brand; and Opry City Stage, the Opry’s first home away from home, in Times Square. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

About RIDA Development Corporation

RIDA Development Corporation has achieved an international reputation for creating innovative, high quality, and successful real estate ventures. Headquartered in Houston, Texas and founded in 1972 by David Mitzner, RIDA operates major divisions in Texas, Florida, and Europe. RIDA is one of Poland’s largest and most well - known private investment groups. In the United States, RIDA is one of the South’s most active development groups, and is currently managing and developing projects worldwide in retail, office, distribution, residential, hotel and mixed- use land developments with a value in excess of $6 billion. As one of the country’s most active conference hotel developers, RIDA’s major hotel development projects have earned a reputation as among the industry’s most creative developers and builders. For more information visit www.Ridadev.com.

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $121.4 billion of assets under management as of June 30, 2018 and 18 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.

Source: Ryman Hospitality Properties, Inc.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Shannon Sullivan, Vice President of Corporate & Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
615-316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com

~or~	~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer	Robert Winters or Sam Gibbons Alpha IR Group (929) 266-6315 or (312) 445-2874 robert.winters@alpha-ir.com; sam.gibbons@alpha-ir.com
Ryman Hospitality Properties, Inc.
615-316-6344
tsiefert@rymanhp.com

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